DURABLE POWER OF ATTORNEY

         THIS is intended to constitute a DURABLE POWER OF ATTORNEY  pursuant to
Article 5, Title 15 of the New York General Obligations Law:

         I, Bassett S. Winmill, do hereby appoint each of Thomas B. Winmill and Deborah A. Sullivan, my attorneys-in-fact TO ACT SEPARATELY IN MY NAME, PLACE AND STEAD in any way which I myself could do, if I were personally present, with respect to the following matters:

               1. execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Bull & Bear Group, Inc. ("Company"), Forms 3, 4 and 5 and Form 144 and all other documents and forms similar thereto or appropriate in connection therewith, including but not limited to seller's representation letters, stock powers, and certificates in accordance with, respectively, Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, and Rule 144 of the Securities Act of 1933, and other applicable law (the "Documents");

               2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Documents and file same with the United States Securities and Exchange Commission and any stock exchange, clearing firm, registrar or a transfer agent, as appropiate, or similar authority; and

         3. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Durable Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

         The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitute's, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned hereby acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or Rule 144 of the Securities Act of 1933.

         This Durable Power of Attorney shall not be affected by my subsequent disability or incompetence.


                                    Page 1 of 2

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         TO INDUCE ANY THIRD  PARTY TO ACT  HEREUNDER,  I HEREBY  AGREE THAT ANY
THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND I FOR MYSELF AND MY HEIRS, EXECUTORS, LEGAL REPRESENTATIVES AND ASSIGNS, HEREBY AGREE TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

         THIS DURABLE POWER OF ATTORNEY MAY BE REVOKED BY ME AT ANY TIME.

         IN WITNESS WHEREOF, I have hereunto signed my name this March 2, 1999.




                                 /s/  Bassett S. Winmill
                             ---------------------------------------------
                                        Bassett S. Winmill




STATE OF NEW YORK                           )
                                            )  ss
COUNTY OF NEW YORK                          )

     On March 2, 1999 before me personally came Bassett S. Winmill, the individual described in, and who executed the foregoing instrument, and he acknowledged to me that he executed the same.

Sworn to before me this 2nd day of March, 1999.

   /s/ Irene Kawczynski
------------------------------
         Notary Public